Exhibit 3.1

MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
Date Received 06/18/1999 PPOWERS Trans 01464707 065723 55043 Total$10.00 Crps Org & Filing & LLC art

This document is effective on the date filed unless a subsequent effective date within 90 days after received date is stated in the document.

    FILED

    JUN 25 1999

    Administrator
    CORP. SECURITIES & LAND DEV. BUREAU

EFFECTIVE DATE:

Name Sherry Abbott
Address 405 Water Street
City State Zip Code Port Huron MI 48060
Document will be returned to the name and address you enter above.
If left blank document will be mailed to the registered office.

RESTATED ARTICLES OF INCORPORATION
For use by Domestic Profit Corporations
(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:
1.	The present name of the corporation is: SEMCO Energy, Inc.
2.	The identification number assigned by the Bureau is: 065-723
3.	All former names of the corporation are: Southeastern Michigan Gas Enterprises, Inc.
4.	The date of filing the original Articles of Incorporation was: March 3, 1977

The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:

ARTICLE I
The name of the corporation is: SEE ATTACHED FOR FULL SET OF RESTATED ARTICLES

ARTICLE II
The purpose or purposes for which the corporation is formed are:

RESTATED ARTICLES OF INCORPORATION

SEMCO ENERGY, INC.

ARTICLE I.

The name of the corporation is SEMCO Energy, Inc.

ARTICLE II.

The purpose or purposes for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.

ARTICLE III.

SECTION 1.   The total authorized capital stock consists of (a) 500,000 shares of Cumulative Preferred Stock of the par value of $1 per share, issuable in series as hereinafter provided, designated “Cumulative Preferred Stock, $1 Par Value”, (b) 3,000,000 shares of Preference Stock designated “Preference Stock, $1 Par Value”, and (c) 40,000,000 shares of stock of the par value of $1 per share, designated “Common Stock, $1 Par Value.”

SECTION 2.   The following is a description of each class of shares of the Corporation, with the voting powers, preferences and rights and qualifications, limitations or restrictions thereof.

DIVISION A.   Cumulative Preferred Stock, $1 Par Value

(1)   Issuable in Series: The Cumulative Preferred Stock may be divided into and issued in series. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes of shares. All shares of the Cumulative Preferred Stock shall be identical except as to the following relative rights and preferences as to which there may be variations between the series:

(a)   The rate of dividends and the extent of further participation in dividend distribution, if any;

(b)   The price at and the terms and conditions on which the shares are redeemable;

(c)   The amount payable upon shares in event of voluntary or involuntary liquidation;

(d)   Sinking fund provisions for the redemption or purchase of shares;

(e)   The terms and conditions on which shares are convertible.

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   The Board of Directors is hereby expressly vested with authority and shall have authority by resolution or resolutions from time to time adopted to divide the shares of the Cumulative Preferred Stock into series and, with the limitations set forth in the laws of the State of Michigan and in these articles, fix and determine the relative rights and preferences of the shares of any series so established.

(2)   Dividends: The holders of Cumulative Preferred Stock shall be entitled to receive out of the surplus of the Corporation, if, when and as declared by the Board of Directors in its discretion, preferential dividends at the rate fixed for each series payable quarterly on the 15th day of February, May, August and November in each year (the periods between such dates, commencing on such dates, are hereby designated as “dividend periods”) before any dividends shall be declared or paid upon or set apart for, or other distribution shall be ordered or made in respect of, the Common Stock or Preference Stock. Such dividends on the Cumulative Preferred Stock, shall commence to accrue and be cumulative from the first day of the quarterly dividend period in which such Cumulative Preferred Stock are issued or at such other date in said quarterly dividend period as shall be fixed in the resolution of the Board of Directors establishing any series. No dividends shall be declared on the shares of Cumulative Preferred Stock of any series for any quarterly dividend period unless for the same quarterly dividend period there shall likewise be declared upon all shares of Cumulative Preferred Stock of all other series at the time outstanding like dividends in proportion to the annual dividend rates fixed for such series, respectively, to the extent that such shares are entitled to receive dividends for such quarterly dividend period. If full cumulative dividends on the outstanding Cumulative Preferred Stock at the rate aforesaid for all past dividend periods to the end of the then current dividend period shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the amount of the deficiency shall be fully paid, but without interest, or dividends upon the Cumulative Preferred Stock in such amount shall be declared and a sum sufficient for the payment thereof set apart, before any dividends shall be declared or paid upon or set apart, for, or any other distribution shall be ordered or made in respect of, the Common Stock or Preference Stock and before any sums shall be paid or set apart for the redemption of less than all of the Cumulative Preferred Stock then outstanding or for the purchase or other retirement of any Cumulative Preferred Stock.

(3)   Preference Upon Liquidation: In the event of any liquidation, dissolution or winding up of the Corporation, or any reduction of its capital, resulting in any distribution of its assets to its stockholders, the holders of Cumulative Preferred Stock shall be entitled to receive, for each share thereof, out of the assets of the Corporation, whether from capital, surplus or earnings, available for distribution to its shareholders, an amount fixed for each series as, or in the manner, hereinabove provided before any distribution of assets of the Corporation shall be made to the holders of Common Stock or Preference Stock; but the holders of Cumulative Preferred Stock shall be entitled to no further participation in such distribution. If, upon any such liquidation, dissolution, winding up or reduction, the assets of the Corporation distributable as aforesaid among the holders of Cumulative Preferred Stock shall be insufficient to permit the payment to them of the full preferential amounts, then the entire assets of the Corporation to be so distributed shall be distributed ratably among all the holders of Cumulative Preferred Stock in proportion to the full preferential amounts to which they are respectively entitled. Nothing in this paragraph shall be deemed to prevent the purchase or redemption of Cumulative Preferred Stock or the purchase of Common Stock or purchase or redemption of Preference Stock in any manner permitted by law or herein provided for; provided, however, that anything herein to the contrary notwithstanding, the Corporation shall not, so long as any Cumulative Preferred Stock remain outstanding, purchase any of its Common Stock or purchase or redeem any of its Preference Stock. A consolidation or merger of the Corporation, or a sale or transfer of substantially all of its assets as an entirety, shall not be regarded as a liquidation, dissolution or winding up of the Corporation or as a reduction of its capital.

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(4)   Redemption and Purchase: The Corporation may, at its option, expressed by resolution of its Board of Directors, at any time or from time to time, redeem the whole or any part of any series of Cumulative Preferred Stock at the redemption price for each share fixed for such series. Notice of any proposed redemption of Cumulative Preferred Stock shall be given by the Corporation, by mailing a copy of such notice at least 30 days prior to the date fixed for such redemption to the holders of record of the Cumulative Preferred Stock to be redeemed, at their respective addresses appearing on the books of the Corporation. If less than all of any series of the Cumulative Preferred Stock are to be redeemed as herein provided, the redemption shall be made in such amount, at such place, by such method, either by lot or pro rata, and subject to such provisions of convenience as shall from time to time be provided by bylaws of the Corporation or be determined by resolution of the Board of Directors. From and after the date fixed in any such notice as the date of redemption, unless default shall be made by the Corporation in providing moneys at the time and place specified for the payment of the redemption price pursuant to said notice, all dividends on the Cumulative Preferred Stock thereby called for redemption shall cease to accrue; and from and after the date so fixed (unless the default be made as aforesaid) or the date of the earlier deposit by the Corporation, in a special account with a solvent bank or trust company doing business in the City of Chicago, Illinois, of funds sufficient for such redemption (a statement of the intention so to deposit having been included in said notice), all rights of the holders of said Cumulative Preferred Stock so called for redemption as shareholders of the Corporation, except only the right to receive the redemption price without interest, shall cease and determine, and such shares shall be deemed no longer to be outstanding; but the making of said deposit with any such bank or trust company shall not relieve the Corporation of liability for payment of the redemption price. Any moneys so deposited which shall remain unclaimed by the holders of such Cumulative Preferred Stock at the end of six (6) years after the redemption date, together with any interest thereon that shall have been allowed by the bank or trust company with which the deposit shall have been made, shall be paid by it to the Corporation. The Corporation may also, from time to time, purchase any of its Cumulative Preferred Stock with any funds available for such purpose at not exceeding the price at which the same may be redeemed. No redemption or purchase of Cumulative Preferred Stock as herein provided shall be made or ordered (i) unless full cumulative dividends at the appropriate dividend rate upon all of the Cumulative Preferred Stock then outstanding which is not to be redeemed or purchased, from the date from which dividends on such Cumulative Preferred Stock became cumulative to the end of the then current dividend period for such Cumulative Preferred Stock, shall have been paid or declared and a sum sufficient for the payment thereof set apart and (ii) unless provision shall have been made for the satisfaction of any obligations then or theretofore matured in respect of any sinking fund for the benefit of Cumulative Preferred Stock which is then outstanding and is not to be redeemed or purchased. Any amounts applied out of the surplus of the Corporation to the purchase or redemption of any of its Cumulative Preferred Stock shall be charged against paid-in surplus or earned surplus, as the Board of Directors may in its discretion determine. The redemption, purchase or acquiring by the Corporation of any shares of Cumulative Preferred Stock shall not be deemed to reduce the authorized number of shares of stock of the Corporation. Any shares of the Cumulative Preferred Stock redeemed, retired, purchased or otherwise acquired (including shares acquired by conversion) shall be cancelled and shall assume the status of authorized but unissued Cumulative Preferred Stock in the same manner as if the shares had never been issued as shares of any series of the Cumulative Preferred Stock and be undesignated as to future series.

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(5)   Restriction on Certain Corporate Action and Voting Power: The holders of the Cumulative Preferred Stock shall be entitled to vote only as in this paragraph (5) provided, or as otherwise required by law. In any case where the holders of the Cumulative Preferred Stock shall not be entitled to vote, they shall not be entitled to notice of any shareholders’ meeting except as otherwise provided by law.

   If at any time the Corporation shall fail to declare and pay or set apart for payment in full eight quarterly dividends (whether or not consecutive) on all of the outstanding Cumulative Preferred Stock, then the holders of the outstanding Cumulative Preferred Stock shall, thereupon, have the right, voting as a single class irrespective of series, to elect such number of directors of the Corporation as shall constitute one less than the smallest number of directors necessary to constitute a majority of the full Board of Directors, and such right shall continue (and may be exercised at any annual or other meeting of shareholders for the election of Directors) until the Corporation shall have paid or declared and set apart for payment all accrued dividends on the Cumulative Preferred Stock for all past quarterly dividend periods. The term of office of all persons who may be Directors of the Corporation at any time when such right shall accrue to the holders of the Cumulative Preferred Stock, shall terminate upon the election of their successors at a special meeting of shareholders of the Corporation, which shall be held, at any time after the accrual of such right, upon the notice provided in the bylaws of the Corporation for the annual meeting of shareholders at the request in writing of the holders of record of at least 5% of the number of Cumulative Preferred Stock then outstanding. In default of the calling of said meeting by a proper officer of the Corporation within five days after the making of such request, such meeting may be called on like notice by the holders of record of at least 5% of the number of Cumulative Preferred Stock then outstanding, for which purpose such holders of the Cumulative Preferred Stock shall have the right to have access to the stock books of the Corporation. If such special meeting is not called prior to the next annual meeting, the holders of the Cumulative Preferred Stock, voting as a single class irrespective of series, shall elect the minority of the Board of Directors at such annual meeting, unless previously thereto all such dividend defaults shall have been cured. Upon the termination at any time of such right of the holders of the Cumulative Preferred Stock to elect a minority of the Board of Directors, the term of office of all Directors then in office shall end upon the election of their successors, which election may be held on like notice at a special meeting called at the request in writing of the holders of record of at least 5% of the number of shares of stock entitled to vote then outstanding. If such special meeting is not called within five (5) days after the making of such request by a proper officer of the Corporation, such meeting may be called on like notice by the holders of record of at least 5% of such outstanding stock, for which purpose such holders shall have access to the stock books of the Corporation. If such special meeting is not called prior to the next annual meeting, a Board of Directors shall be elected at such annual meeting.

   In addition to any other approvals or consents herein required, the Corporation shall not, without the consent of the holders of record of at least two-thirds of the Cumulative Preferred Stock, at the time outstanding, voting as a single class irrespective of series, given by their affirmative vote at an annual or special meeting called for that purpose, (i) authorize or issue any other class of stock having a priority or preference over or ranking on a parity with the Cumulative Preferred Stock as to dividends or assets, or (ii) amend the provisions hereof so as to affect adversely any of the powers, preferences or special rights hereby given to the Cumulative Preferred Stock.

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(6)   The following resolution was duly adopted by the Directors of the Corporation on the 1st day of December, 1978, pursuant to Article III, Section 2, Division A, paragraph (1) of these Articles:

RESOLVED, that 80,000 Shares of Cumulative Preferred Stock are hereby established as a series of the Cumulative Preferred Stock and are designated “$2.3125, Series A, Convertible Cumulative Preferred Stock”. All shares of this series shall be identical and shall possess the preferences, rights and privileges and voting powers of the Cumulative Preferred Stock and shall have the following relative rights and preferences:

(a)   Dividend Rights. The rate of dividend which the holders of shares of this series shall be entitled to receive shall be $2.3125 per share per annum and no more, and such dividends shall accrue from the date of original issue and be payable commencing February 15, 1979.

(b)   Redemption. The amount per share which the holders of said shares of this series shall be entitled to receive if said shares are redeemed shall be $25 per share plus all dividends accrued or in arrears thereon.

(c)   Rights on Liquidation. The preferential amount payable upon the shares of this series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or reduction of capital resulting in the distribution of assets to the shareholders, shall be equal to $25 per share together with an amount equal to dividends accrued or in arrears thereon.

(d)   Sinking Fund. There are no sinking fund or purchase fund provisions provided for the redemption or purchase of shares of this series.

(e)   Conversion Privilege. The holders of shares of this series shall have the right, at their option, to convert such shares into shares of Common Stock of the Company at any time subject to the following terms and conditions:

(1)   The shares of this series shall be convertible at the office of any transfer agent or at the offices of the Company, and at such other office or offices, if any, as the Board of Directors may designate, into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Company, at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion, each share of this series being valued at $25.00 for the purpose of such conversion. The price at which shares of Common Stock shall be delivered upon conversion (as adjusted from time to time as herein provided, herein called the “Conversion Price”) shall be initially $20.00 per share of Common Stock. The conversion price shall be reduced in certain instances as provided in paragraphs (3), (9) and (10) below, and shall be increased in certain instances as provided in paragraph (10) below.

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No payment or adjustment shall be made upon any conversion on account of any dividends accrued on the shares of this series surrendered for conversion or on account of any dividends on the Common Stock issued upon such conversion.

(2)   In order to convert shares of this series into Common Stock, the holder thereof shall surrender at any office hereinabove mentioned the certificate or certificates therefor, duly endorsed to the Company or in blank, and give written notice to the Company at said office that he elects to convert such shares. Shares of this series shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at said office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with cash in lieu of any fraction of a share, as hereinafter provided, to the person or persons entitled to receive the same. In case shares of this series are called for redemption, the right to convert such shares shall cease and terminate at the close of business on the day preceding the date fixed for redemption, unless default shall be made in payment of the redemption price.

(3)   In case the Conversion Price in effect immediately prior to the close of business on any day after November 16, 1978 shall exceed by 25 cents or more the amount determined at the close of business on such date by dividing:

 (i)   a sum equal to (a) 649,683 multiplied by $20.00 (being the initial conversion price), plus (b) the aggregate of the amounts of all consideration received by the Company upon the issuance of Additional Shares of Common Stock (as hereinafter defined), minus (c) the aggregate of the amounts of all dividends and other distributions which have been paid or made after November 16, 1978 on Common Stock, other than in cash out of its earned surplus or in Common Stock, by

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(ii)   the sum of (a) 649,683 and (b) the number of Additional Shares of Common Stock which shall have been issued,

the conversion price shall be reduced, effective immediately prior to the opening of business on the next succeeding day, to the amount so determined. The foregoing amount of 25 cents (or such amount as theretofore adjusted) shall be subject to adjustment as provided in paragraphs (9) and (10) below, and such amount (or such amount as theretofore adjusted) is referred to in such paragraphs as the “Differential Amount.”

(4)   The term “Additional Shares of Common Stock” as used herein shall mean, without duplication, all shares of Common Stock issued after November 16, 1978 (including shares deemed to be Additional Shares of Common Stock pursuant to paragraph (10) below), whether or not subsequently reacquired or retired by the Company, other than:

 (i)   shares issued upon conversion of shares in this series;

(ii)   shares issued by way of dividend or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clause (i) or this clause (ii) or on shares of Common Stock resulting from any subdivision or combination of shares of Common Stock so excluded.

The sale or other disposition of any shares of Common Stock or other securities held in the treasury of the Company shall not be deemed an issuance thereof.

(5)   In case of the issuance of Additional Shares of Common Stock for a consideration, part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if such Additional Shares of Common Stock are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Common Stock are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price), without deducting therefrom any compensation or discount in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services or for any expenses incurred in connection therewith.

(6)   In case of the issuance (otherwise than as a dividend or other distribution on any stock of the Company or upon conversion or exchange of other securities of the Company) of Additional Shares of Common Stock for a consideration, part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined by the Board of Directors, irrespective of the accounting treatment thereof. The reclassification of securities other than Common Stock into securities including Common Stock shall be deemed to involve the issuance for a consideration other than cash of such Common Stock immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such Common Stock.

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(7)   Additional Shares of Common Stock issuable by way of dividend or other distribution on any class of capital stock of the Company shall be deemed to have been issued without consideration, and shall be deemed to have been issued immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such dividend or other distribution, except that if the total number of shares constituting such dividend or other distribution exceeds five percent of the total number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of shareholders entitled to receive such dividend or other distribution, such Additional Shares of Common Stock shall be deemed to have been issued immediately after the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution.

A dividend or other distribution in cash or in property (including any dividend or other distribution in securities other than Common Stock) shall be deemed to have been paid or made immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such dividend or other distribution and the amount of such dividend or other distribution in property shall be deemed to be the value of such property as of the date of the adoption of the resolution declaring such dividend or other distribution, as determined by the Board of Directors at or as of that date. In the case of any such dividend or other distribution of Common Stock which consists of securities which are convertible into or exchangeable for shares of Common Stock, such securities shall be deemed to have been issued for a consideration equal to the value thereof as so determined.

If, upon the payment of any dividend or other distribution in cash or in property (excluding Common Stock but including all other securities), outstanding shares of Common Stock are cancelled or required to be surrendered for cancellation, on a pro rata basis, the number of shares of Common Stock outstanding immediately prior thereto in excess of the number to be outstanding immediately thereafter (less that portion of such excess attributable to the cancellation of shares excluded from the definition of Additional Shares of Common Stock by clause (i) or (ii) of paragraph (4) above), shall be deducted from the sum computed pursuant to clause (ii) of paragraph (3) above for the purpose of all determinations under such paragraph (3) made immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such dividend or other distribution and at any time thereafter.

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The reclassification (including any reclassification upon a consolidation or merger in which the Company is the continuing corporation) of Common Stock into securities including other than Common Stock shall be deemed to involve (a) a distribution on Common Stock of such securities other than Common Stock made immediately prior to the close of business on the effective date of the reclassification, and (b) a combination or subdivision, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter.

The issuance by the Company of rights or warrants to subscribe for or purchase securities of the Company shall not be deemed to be a dividend or distribution of any kind.

(8)   In case of the issuance of Additional Shares of Common Stock upon conversion or exchange of other securities of the Company, the amount of the consideration received by the Company for such Additional Shares of Common Stock shall be deemed to be the total of (a) the amount of the consideration, if any, received by the Company upon the issuance of such other securities, plus (b) the amount of the consideration, if any, other than such other securities, received by the Company (except in adjustment of interest or dividends) upon such conversion or exchange. In determining the amount of the consideration received by the Company upon the issuance of such other securities (i) the amount of the consideration in cash and other than cash shall be determined pursuant to paragraphs (5), (6) and (7) above, and (ii) if securities of the same class or series of a class as such other securities were issued for different amounts of consideration, or if some were issued for no consideration, then the amount of the consideration received by the Company upon the issuance of each of the securities of such class or series, as the case may be, shall be deemed to be the average amount of the consideration received by the Company upon the issuance of all the securities of such class or series, as the case may be.

(9)   In case at any time after November 16, 1978 Additional Shares of Common Stock are issued as a dividend or other distribution on any class of capital stock of the Company and the total number of shares constituting such dividend or other distribution exceeds five per cent of the total number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of shareholders entitled to receive such dividend or other distribution, the conversion price and the Differential Amount in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying each of them by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reductions to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (9), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock (other than shares of Common Stock which, upon issuance, would not constitute Additional Shares of Common Stock). The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

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(10)   In case at any time after November 16, 1978 outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the conversion price and the Differential Amount in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall each be proportionately reduced, and, conversely, in case at any time after the above stated date, outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the conversion price and the Differential Amount in effect at the opening of business on the day following the day upon which such combination becomes effective shall each be proportionately increased, such reductions or increases, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective. In the event of any such subdivision, the number of shares of Common Stock outstanding immediately thereafter, to the extent of the excess thereof over the number outstanding immediately prior thereto (less that portion of such excess attributable to the subdivision of shares excluded from the definition of Additional Shares of Common Stock by clause (i) or (ii) of paragraph (4) above), shall be deemed to be Additional Shares of Common Stock and to have been issued immediately after the opening of business on the day following the day upon which such division shall have become effective and without consideration. In the event of any such combination, the excess of the number of shares of Common Stock outstanding immediately prior thereto over the number outstanding immediately thereafter (less that portion of such excess attributable to the combination of shares excluded from the definition of Additional Shares of Common Stock by clause (i) or (ii) of paragraph (4) above), shall be deducted from the sum computed pursuant to clause (ii) of paragraph (3) above for the purposes of all determinations under such paragraph (3) made on any day after the day upon which such combination becomes effective. Shares of Common Stock held in the treasury of the Company and shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock (other than shares of Common Stock which, upon issuance, would not constitute Additional Shares of Common Stock) shall be considered outstanding for the purposes of this paragraph (10).

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(11)   Whenever the conversion price is adjusted as herein provided:

(a)   the Company shall compute the adjusted conversion price in accordance with this subdivision (e) and shall prepare a certificate signed by the Secretary or an Assistant Secretary of the Company setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, including a statement of the consideration received or to be received by the Company for, and the amount of, any Additional Shares of Common Stock issued since the last such adjustment, and such certificate shall forthwith be filed with the transfer agents for this series, if any; and

(b)   a notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed to the holders of record, of the outstanding shares of this series; provided, however, that if within ten days after the completion of mailing of such a notice, an additional notice is required, such additional notice shall be deemed to be required pursuant to this clause (b) as of the opening of business on the tenth day after such completion of mailing and shall set forth the conversion price as adjusted at such opening of business, and upon the mailing of such additional notice no other notice need be given of any adjustment in the conversion price occurring at or prior to such opening of business and after the time that the next preceding notice given by mail became required.

(12)   In case at any time after November 16, 1978:

(a)   the Company shall declare a dividend (or any other distribution) in its Common Stock payable otherwise than in cash out of its earned surplus; or

(b)   the Company shall authorize the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

(c)   any reclassification of the capital stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale or transfer of all or substantially all of the assets of the Company occurs; or

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(d)   the voluntary or involuntary dissolution, liquidation, or winding up of the Company occurs;

then the Company shall cause to be mailed to the transfer agent or agents for this series, if any, and to the holders of record of the outstanding shares of this series, at least twenty days (or ten days in any case specified in clause (a) or (b) above) prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up in expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

(13)   The Company shall at all times reserve and keep available free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the shares of this series, the full number of shares of Common Stock then deliverable upon the conversion of all shares of this series then outstanding and, if at any time the number of authorized but unissued shares of Common Stock (including shares held in the treasury) shall be less than the number of shares of Common Stock into which the shares then outstanding of this series shall be convertible, the Company shall take such action as is necessary to increase the number of shares which the Company is authorized to issue so that the Company will have a sufficient number of authorized but unissued shares available for the conversion of the shares of this series. Under no circumstances will the Company take any action which could cause the conversion price to be reduced below the par value, if any, of the Common Stock unless the Company first restricts a surplus account or accounts (in an amount at least equal to the product of the number of shares of Common Stock into which the shares of this series are convertible, on the effective date of such action, times the par value of a share of Common Stock, less the amount in the stated capital account for the shares of this series) to use only for the purpose of serving as consideration for shares of Common Stock issuable upon conversion of shares of this series.

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(14)   No fractional shares of Common Stock shall be issued upon conversion, but instead of any fraction of a share which would otherwise be issuable, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the conversion price per share of Common Stock immediately prior to the close of business on the day of conversion.

(15)   The Company will pay any and all taxes, other than any income taxes, that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of this series pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of this series so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

(16)   For the purpose of this subdivision (e), the term “Common Stock” shall include any stock of any class of the Company which has no preference in respect to dividends or to amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, and which is not subject to redemption by the Company. However, shares issuable on conversion of shares of this series shall include only shares of the class designated as Common Stock of the Company as of November 16, 1978, or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect to dividends or to amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

(17)   If any shares issuable upon the conversion of shares of this series require registration with or approval of any governmental authority under any Federal or State law before such shares may be validly issued upon conversion, then the Company shall in good faith and as expeditiously as possible endeavor to secure such registration or approval as the case may be.

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(f)   Dividends Accrued. The amount of dividends accrued or in arrears as used in these resolutions as of any date shall mean an amount equal to simple interest on the sum of $25 at the rate of 9.25% per annum, from the date on which dividends on shares of this series first became cumulative (i.e. the date of original issue) to the date as of which the computation is made, less the aggregate amount, without interest, of all dividends theretofore paid or declared and set apart for payment upon said series. Any shares of said series at any time owned by the Company shall, for the purpose of this definition, be deemed to have received in dividends an amount per share equal to that which, during the time such shares were so owned, was paid upon or became payable to holders of record of the outstanding shares of this series then not so owned by the Company.

DIVISION B.   Preference Stock, $1 Par Value

(7)   Issuable in Series: The Preference Stock may be divided into and issued in series. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes of shares.

   The Board of Directors is hereby expressly vested with authority and shall have authority by resolution or resolutions from time to time adopted to divide the shares of the Preference Stock into series and, within the limitations set forth in the laws of the State of Michigan and in these articles, fix and determine the relative rights and preferences of the shares of any series so established.

(8)   Rank: Preference Stock ranks junior to all series of Preferred Stock as to the payment of dividends and the distribution of assets, except to the extent that a specific series of Preferred Stock provides otherwise.

(9)   On January 16, 1997, the Board of Directors approved adoption of the following resolution creating a series of Preference Stock designated as Series A Preference Stock:

RESOLVED that, immediately following shareholder approval of an amendment to the Articles providing for a new class of Preference Stock, a series of Preference Stock be created, with the following characteristics:

(a)   Designation and Amount. The shares of such series shall be designated as “Series A Preference Stock” and the number of shares constituting such series shall initially be 2,000,000.

(b)   Dividends and Distributions.

(A)   Preference Stock is entitled to receive dividends on the fifteenth day of March, June, September and December each year (each a “Quarterly Dividend Payment Date”) in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) the Adjustment Number times the per share amount of all cash dividends, and the Adjustment Number times the per share amount (payable in kind) of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the shares of Common Stock), declared on the Common Stock since the preceding Quarterly Dividend Payment Date, or, if later, since the issuance of such Series A Preference Stock.

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(B)   The Corporation shall declare any dividend required by Paragraph (A) immediately after it declares the triggering dividend or distribution on the Common Stock.

(C)   Dividends shall accrue and be cumulative on Series A Preference Stock from the Quarterly Dividend Payment Date next preceding the date of issue. If the date of issue is prior to the first Quarterly Dividend Payment Date, dividends shall accrue from the date of issue. However, if the date of issue is after a record date and before a Quarterly Dividend Payment Date, dividends shall accrue from such Quarterly Dividend Payment Date. Unpaid dividends shall not bear interest. Dividends less than the total amount payable shall be allocated pro rata. The Board may fix a record date no more than 30 days prior to the date fixed for the payment of dividends.

(c)   Voting Rights. Series A Preference Stock has the following voting rights:

(A)   Series A Preference Stock are entitled to a number of votes equal to the Adjustment Number times the number of votes to which Common Stock is entitled.

(B)   Except as otherwise provided herein or by law, Series A Preference Stock and Common Stock shall vote together as one class on all matters submitted to a vote of Common Stockholders.

(C)   (i)   If dividends on Series A Preference Stock shall be in arrears by six (6) or more quarterly dividends, a “default period” shall begin. The default period shall end when all accrued dividends shall have been paid or set apart for payment. During a default period, Series A Preference Stock shall have the right to elect two (2) Directors. This vote shall be as a class for all series of Preference Stock entitled to vote.

(ii)   During any default period, such voting right may be exercised initially at a special meeting or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders. Such voting shall not occur unless ten percent (10%) of Preference Stock entitled to vote is present in person or by proxy. A quorum for Common Stock votes need not be present. At any special meeting, Preference stockholders shall have the right to increase the number of Directors to permit their election of two Directors. In any default period, the number of Directors shall not otherwise be changed except pursuant to the rights of any securities ranking senior to or equal with the Series A Preference Stock.

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(iii)   The Board of Directors may order, or any stockholders owning not less than ten percent (10%) of the Preference Stock entitled to vote may request, the calling of a special meeting. The meeting shall thereupon be called by the President, a Vice-President or the Secretary. Notice of any meeting at which Preference Stock is entitled to vote shall be given to each holder of record of Preference Stock by mail. Such meeting shall be called not earlier than 20 days and not later than 60 days after such order or request. In default of the timely calling of such meeting, such meeting may be called on similar notice by stockholders owning not less than ten percent (10%) of the Preference Stock entitled to vote. No special meeting shall be called less than 60 days preceding the date fixed for the next annual meeting of Common Stockholders.

(iv)   In any default period, other classes of stock shall continue to be entitled to elect the whole number of Directors if the holders of Preference Stock do not exercise their right to elect two (2) Directors. Directors elected by Preference Stock shall continue in office until their successors are elected or until the expiration of the default period. Otherwise, any vacancy in the Board may be filled by a majority of the remaining Directors elected by the class of stock which elected the Director whose office is vacant.

(v)   Upon the expiration of a default period, (x) the right of Preference Stock to elect Directors shall cease, (y) the term of Directors elected by Preference Stock shall terminate, and (z) the number of Directors shall be unaffected by any increase made pursuant to Paragraph (C)(ii). Any vacancies in the Board effected by clauses (y) and (z) may be filled by a majority of the remaining Directors.

(D)   Except as set forth herein or provided by law, Series A Preference Stock shall have no voting rights or consent requirement for any corporate action.

(d)   Certain Restrictions.

(A)   Whenever dividends on Series A Preference Stock are in arrears, the Corporation shall not

(i)   make any distributions on, or acquire for consideration, any stock ranking junior (either as to dividends or assets) to the Series A Preference Stock;

(ii)   make any distributions on stock ranking on a parity (either as to dividends or assets) with the Series A Preference Stock, except dividends paid ratably on all such parity stock;

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(iii)   acquire for consideration any stock ranking on a parity (either as to dividends or assets) with the Series A Preference Stock, provided that the Corporation may acquire stock in exchange for stock ranking junior (as to dividends and assets) to the Series A Preference Stock; or

(iv)   acquire for consideration Series A Preference Stock, or any stock ranking on a parity with the Series A Preference Stock, except in accordance with a purchase offer made in writing to all holders of such shares upon such terms as the Board, after consideration of the respective dividend rates and other relative rights and preferences, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)   The Corporation shall not permit any subsidiary to acquire stock unless the Corporation could, under Paragraph (A), so acquire such stock.

(e)   Reacquired Shares. Series A Preference Stock acquired by the Corporation in any manner shall be retired and canceled promptly after its acquisition. All such shares shall be authorized but unissued shares and may be reissued as part of any series of Preference Stock.

(f)   Liquidation, Dissolution or Winding Up.

(A)   Upon any liquidation, dissolution or winding up, no distribution shall be made for shares ranking junior (either as to dividends or assets) to the Series A Preference Stock unless, prior thereto, the Series A Preference Stockholders shall receive $100 per share, plus an amount equal to accrued and unpaid dividends to the date of such payment (the “Series A Liquidation Preference”). No additional distributions shall be made for Series A Preference Stock unless, prior thereto, Common Stockholders shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) the Adjustment Number. Series A Preference Stockholders and Common Stockholders shall receive their ratable shares of the remaining assets to be distributed in the ratio of the Adjustment Number to 1.

(B)   If there are not sufficient assets available to permit payment in full of the liquidation preferences of all series of Preference Stock ranking on a parity, remaining assets shall be distributed ratably in proportion to respective liquidation preferences. If there are not sufficient assets available to permit payment in full of the Common Adjustment, then remaining assets shall be distributed ratably to Common Stockholders.

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(g)   Consolidation, Merger, etc. If the Corporation shall enter into any transaction in which the shares of Common Stock are exchanged for, or changed into, any other property, Series A Preference Stock shall at the same time be similarly exchanged, or changed, in an amount per share equal to the Adjustment Number times the amount of property into which, or for which, each share of Common Stock is changed or exchanged.

(h)   No Redemption. Series A Preference Stock is not redeemable.

(i)   Ranking. The Series A Preference Stock ranks junior to all series of Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any series shall provide otherwise.

(j)   Amendment. The Articles of Incorporation shall not be amended in any manner which would materially adversely affect the powers, preferences or special rights of the Series A Preference Stock without the affirmative vote of a majority of the Series A Preference Stock.

(k)   Fractional Shares. Series A Preference Stock may be issued in fractions of a share.

(l)   Adjustment Number. The Adjustment Number shall be 100 initially. If the Corporation shall, (i) pay any dividend on Common Stock in shares of Common Stock, (ii) subdivide the Common Stock, or (iii) combine the Common Stock into a smaller number of shares, the Adjustment Number shall be modified by multiplying it by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.

DIVISION C.   Common Stock, $1 Par Value

(10)   Dividends: After full cumulative dividends on the Cumulative Preferred Stock and Preference Stock shall have been paid or set apart for payment in accordance with paragraph (2) of Division A above and if provision has been made for the satisfaction of any obligations then or theretofore matured in respect of any sinking fund provided for each series of the Cumulative Preferred Stock and Preference Stock then outstanding, dividends may be declared and paid upon the Common Stock if, when and as declared by the Board of Directors in its discretion, out of the surplus of the Corporation.

(11)   Distribution of Assets: In the event of any liquidation, dissolution or winding up of the Corporation, or any reduction of its capital, resulting in a distribution of its assets to its shareholders, whether voluntary or involuntary, after there shall have been paid to or set apart for the holders of the Cumulative Preferred Stock the full preferential amounts to which they are respectively entitled under the provisions of paragraph (3) of Division A above, the holders of the Common Stock shall be entitled to receive as a class, pro rata, the remaining assets of the Corporation available for distribution to its shareholders subject to the rights of holders of Preference Stock.

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(12)   Voting Power: Except as provided in paragraph (5) of Division A above, the holders of the Common Stock shall possess full voting power for the election of directors and for all other purposes subject to the rights of holders of Preference Stock.

DIVISION D.   General Provisions

(13)   Preemptive Rights: No holder of shares of capital stock of any class of the Corporation shall have any preemptive right to subscribe for or acquire any additional shares of capital stock of the Corporation of the same or of any other class or any obligations or securities of any kind which may be convertible into capital stock, whether such shares of capital stock or obligations or other securities are authorized or created at the date of filing of these Articles or thereafter; nor shall any holder of capital stock of any class of the Corporation have any preemptive right to acquire any shares of capital stock of the Corporation of the same or of any other class or any obligations or any securities of any kind of the Corporation which may be held in the treasury of the Corporation, and all such shares of capital stock of any class or obligations or other securities, whether authorized and unissued or held in the treasury of the Corporation may, with respect to the holders of shares of capital stock of the Corporation, be sold for such lawful considerations, at such times and to such persons or entities as the Board of Directors may from time to time determine.

(14)   Issuance of Capital Stock: Except as may be provided herein and by law, the shares of capital stock of any class or series may be issued by the Corporation from time to time without action by the stockholders, for such lawful considerations as may from time to time be fixed by the Board of Directors to such persons, firms and/or corporations as the Board of Directors in its discretion may determine.

(15)   Cumulative Voting: At all elections of directors of the Corporation by the stockholders, except as expressly provided herein, each stockholder of the Corporation entitled to vote thereat shall be entitled to as many votes as shall equal the number of his shares multiplied by the number of directors to be elected and for which he is then entitled to vote, and each such stockholder may cast all of such votes for a single director or may distribute them among the total number of directors for which he is then entitled to vote or among any two or more of such directors, as such stockholder may see fit, which right, when exercised, shall be termed cumulative voting.

ARTICLE IV.

(1)   The street address and mailing address of the current registered office is 405 Water Street, Port Huron, Michigan 48060.

(2)   The name of the current resident agent at the registered office is William L. Johnson.

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ARTICLE V.

A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a violation of Section 551(l) of the Michigan Business Corporation Act, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for an act or omission occurring before March 1, 1987. In the event the Michigan Business Corporation Act is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Michigan Business Corporation Act, as so amended. Any repeal, amendment or other modification of this section shall not adversely affect any right or protection of any director of the Corporation existing at the time of such repeal, amendment or other modification for or with respect to any act or omission occurring prior to the time of such repeal, amendment or other modification.

ARTICLE VI.

The Board of Directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Such classes shall be as nearly equal in number as possible. The term of office of the initial Class I Directors shall expire at the annual meeting of shareholders in 1989; the term of office of the initial Class II Directors shall expire at the annual meeting of shareholders in 1990; and the term of office of the initial Class III Directors shall expire at the annual meeting of shareholders in 1991; or in each case thereafter when their respective successors are elected and have qualified. At each annual election held after the initial election of Directors according to classes, the Directors chosen to succeed those whose terms then expire, shall be identified as being of the same class as the Directors they succeed and shall be elected for a term expiring at the third succeeding annual meeting of shareholders or in each case thereafter when their respective successors are elected and have qualified. If the number of Directors is changed, any increase or decrease in Directors shall be apportioned among the classes so as to maintain all classes as nearly equal in number as possible, but in no case shall a decrease in number of Directors shorten the term of any incumbent Director.

A director may be removed by shareholders, but only for cause, at an annual meeting of shareholders and by the affirmative vote of a majority of the shares then entitled to vote for the election of directors. For purposes of this Article, cause for removal shall be construed to exist only if a director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to appeal or has been adjudged by a court of competent jurisdiction to be liable for willful misconduct in the performance of his or her duty to the Corporation in a matter of substantial importance to the Corporation and such adjudication is no longer subject to appeal.

The provisions set forth in this Article may not be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote or consent of the holders of not less than two-thirds (2/3) of all shares of stock of the Corporation entitled to vote in elections of directors, considered for purposes of this Article as one class.

The provisions set forth in this Article are subject to the rights of Cumulative Preferred Stockholders and Preference Stockholders which may accrue under Article III.

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ARTICLE VII.

In addition to the requirements imposed by Chapter 7A of the Michigan Business Corporation Act on a “business combination” as therein defined, such a business combination shall not be effected without first obtaining the written opinion of an independent investment banker to the effect that the consideration to be paid to shareholders of this Corporation is fair and reasonable.

The Board of Directors may by resolution waive the requirement of this Article as to any particular business combination.

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ARTICLE VII (Additional provisions, if any, may be inserted here; attach additional pages if needed.)

 5.    COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS; OTHERWISE, COMPLETE SECTION (b).  DO NOT COMPLETE BOTH.

 a.     These Restated Articles of Incorporation were duly adopted on the _______ day of _____________, 19_____, in accordance with the provisions of Section 642 of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors.

        Signed this _________ day of ______________, 19_________.

___________________________________________________    _________________________________________________

___________________________________________________    _________________________________________________

(Signatures of Incorporators; Type or Print Name Under Each Signature)

 b.      These Restated Articles of Incorporation were duly adopted on the 10th day of June, 1999 in accordance with the provisions of Section 642 of the Act and:  (check one of the following)

   were duly adopted by the Board of Directors without a vote of the shareholders.  These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

   were duly adopted by the shareholders.  The necessary number of shares as required by statute were voted in favor of these Restated Articles.

   were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act.  Written notice to shareholders who have not consented in writing have been given.  (Note:  Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

   were duly adopted by the written consent of all the shareholders entitled to vote in accordance with section 407(2) of the Act.

                Signed this 11th day of June, 1999

                By    William L. Johnson

                                (Signature of an authorized officer or agent)

                William L. Johnson, Chairman, President and CEO

                                    (Type or Print Name)

Michigan Department of Consumer and Industry Services

Filing Endorsement

This is to Certify that the MERGER DOCUMENT

                    for

                SEMCO ENERGY, INC.

                ID NUMBER:  065723

received by facsimile transmission on December 22, 1999 is hereby endorsed

Filed on December 27, 1999 by the Administrator

The document is effective on the date filed, unless a
subsequent effective date within 90 days after
received date is stated in the document.

Effective Date:    January 1, 2000.

[Seal of the State of Michigan]                In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 27th day of December, 1999.

                                        Joseph L. Nichols, Director

                                    Corporation, Securities and Land Development Bureau

Sent by Facsimile Transmission  12181

MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
Date Received	(FOR BUREAU USE ONLY) This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document. EFFECTIVE DATE:
Name Sherry Abbott
Address 405 Water Street
City State Zip Code Port Huron MI 48060
Document will be returned to the name and address you enter above.
If left blank document will be mailed to the registered office.

CERTIFICATE OF MERGER
For use by Parent and Subsidiary Profit Corporations
(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Certificate:
1.	a. The name of each constituent corporation and its identification number is:
	SEMCO Energy, Inc.	065-723
	SEMCO Energy Gas Company	199-352

b. The name of the surviving corporation and its identification number is:
SEMCO Energy, Inc.	065-723

c. For each subsidiary corporation, state:
Name of corporation	Number of outstanding shares in each class	Number of shares owned by the parent corporation in each class
SEMCO Energy Gas Company	747,703 shares of Common	747,703 shares of Common

d.  The manner and basis of converting the shares of each constituent corporation is as follows:

    Common Stock of SEMCO Energy Gas Company will be cancelled.

    Common Stock of SEMCO Energy, Inc. will be unaffected.

e. The amendments to the Articles or a Restatement of the Articles of Incorporation of the surviving corporation to be effected by the merger are as follows: None.

f.  Other provisions with respect to the merger are as follows:

    On the Effective Date:

    1.    The separate existance of SEMCO Energy Gas Company shall cease.

    2.    Title to any real estate or interest therein, and all other property and rights of SEMCO Energy Gas Company, shall be vested in SEMCO Energy, Inc. and shall not revert or be impaired by reason of the merger.

    3.    SEMCO Energy, Inc. shall be responsible for all obligations of SEMCO Energy Gas Company, and any proceeding pending by or against either may be prosecuted as if the merger had not taken place, or SEMCO Energy, Inc. may be substituted.

2.	The merger is permitted by the state or country under whose law it is incorporated and each foreign corporation has complied with that law in effecting the merger.
3.

(Delete if not applicable)

The consent to the merger by the shareholders of the subsidiary corporation was obtained pursuant to its Articles of Incorporation.  (Such consent is necessary if the Articles of Incorporation require approval of the merger by the vote of the holders of more than the percentage of the shares owned by the parent corporation.)

X

XXXXXXXXXXXXXXXXX

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

5.	(Complete only if an effective date is desired other than the date of filing) The merger shall be effective on the 1st day of January, 2000.

                        Signed this 22nd day of December, 1999

                        SEMCO Energy, Inc.
                                            (Name of parent corporation)

                        By                  Carl W. Porter
                                        (Signature of authorized officer or agent)

                                             Carl W. Porter, President
                                            (Type or Print Name)

MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
BUREAU OF COMMERCIAL SERVICES
Date Received MAY 18 2001

(FOR BUREAU USE ONLY)

This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

    FILED

    MAY 21 2001

    Administrator
    BUREAU OF COMMERCIAL SERVICES

EFFECTIVE DATE:

Name 517-663-2525 Ref #13472 Attn: Cheryl J. Bixby MICHIGAN RUNNER SERVICE
Address P.O. Box 266
City State Zip Code Eaton Rapids MI 48827
Document will be returned to the name and address you enter above.
If left blank document will be mailed to the registered office.

CERTIFICATE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF RESIDENT AGENT
For use by Domestic and Foreign Corporations and Limited Liability Companies
(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), or Act 23, Public Acts of 1993 (limited liability companies), the undersigned corporation or limited liability company executes the following Certificate:

1.    The name of the corporation or limited liability company is:    SEMCO Energy, Inc.

2.    The identification number assigned by the Bureau is:    065723

3.    a.    The name of the resident agent on file with the Bureau is:    William L. Johnson

b.    The location of the registered office on file with the Bureau is:    405 Water Street, Port Huron, Michigan  48060

c.    The mailing address of the above registered office on file with the Bureau is:

_________________________, ___________________, Michigan  ____________

 ENTER IN ITEM 4 THE INFORMATION AS IT SHOULD NOW APPEAR ON THE PUBLIC RECORD

4.    a.     The name of the resident agent is:    The Corporation Company

b.    The address of the registered office is:    c/o The Corporation Company, 30600 Telegraph Road, Bingham Farms, Michigan  48025

c.    The mailing address of the registered office IF DIFFERENT THAN 4B is:

______________________________________, Michigan  _________

5.    The above changes were authorized by resolution duly adopted by:  1.  ALL CORPORATIONS:  its Board of Directors; 2.  PROFIT CORPORATIONS ONLY:  the resident agent if only the address of the registered office is changed, in which case a copy of this statement has been mailed to the corporation; 3.  LIMITED LIABILITY COMPANIES:  an operating agreement, affirmative vote of a majority of the members pursuant to section 502(1), managers pursuant to section 405, or the resident agent if only the address of the registered office is changed.

6. The corporation or limited liability company further states that the address of its registered office and the address of its resident agent, as changed, are identical.

Signature Sherry L. Abbott	Type or Print Name and Title Sherry L. Abbott, Corporate Secretary	Date Signed 5/16/01

RECEIVED MAR 19 2004 MI DEPT. OF LABOR AND ECONOMIC GROWTH BUREAU OF COMMERCIAL SERVICES	FILED MAR 19 2004 Administrator BUREAU OF COMMERCIAL SERVICES

065-723

CERTIFICATE OF DESIGNATION
OF
6 % SERIES B CONVERTIBLE PREFERENCE STOCK
OF
SEMCO ENERGY, INC.

(Pursuant to Section 302 of the
Michigan Business Corporation Act)

SEMCO Energy, Inc., a corporation organized and existing under the laws of the State of Michigan (the "Corporation"), does hereby certify that, pursuant to authority vested in the Board of Directors of the Corporation by its Restated Articles of Incorporation ("Articles of Incorporation"), and pursuant to the provisions of Section 302 of the Michigan Business Corporation Act (the "MBCA"), the Board of Directors of the Corporation has created a series of Preference Stock, par value $1.00 per share, with the following designations, amounts, powers, preferences, qualifications, limitations, restrictions and other rights:

1.   Designation and Amount. A series of preference stock is hereby designated as the "6% Series B Convertible Preference Stock" (the "Convertible Preference Stock"), and the number of shares of such series shall be 70,000. Such number of shares may be increased (but not in excess of the total number of authorized shares of Preference Stock) by resolution of the Board of Directors.

2.   Ranking. The Convertible Preference Stock shall, with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Corporation, rank senior to all Junior Stock.

3.   Liquidation Rights.

(a)   Voluntary or Involuntary Liquidation. In the event of any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, each Holder shall, after payment or provision for payment of the Corporation's debts and other liabilities, be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its shareholders the Liquidation Preference for each outstanding share of the Convertible Preference Stock held by such Holder, in preference to the holders of, and before any payment or distribution is made on (or any setting apart for any payment or distribution), any Junior Stock. After the payment to the Holders of the Liquidation Preference for each outstanding share of the Convertible Preference Stock, the Holders shall not be entitled to convert any share of the Convertible Preference Stock into Common Stock and shall not be entitled to any further participation in distributions of, and shall have no right or claim to, any of the remaining assets of the Corporation in respect of the shares of the Convertible Preference Stock.

{M2077539;8}

(b)   Sale of Assets Not Liquidation. Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, other securities or other consideration) of all or substantially all the assets or business of the Corporation (other than in connection with the liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary) nor the merger or consolidation of the Corporation into or with any other Person shall be deemed to be a liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, for the purposes of this Section 3.

4.   Voting Rights.

(a)   General. The holders of Convertible Preference Stock shall be entitled to vote and, except as hereinafter provided, shall vote together with the holders of Common Stock (and of any other class or series that may similarly be entitled to vote with the holders of Common Stock) as a single class on all matters on which holders of Common Stock are entitled to vote. In so voting, the holders of Convertible Preference Stock shall be entitled to cast such number of votes as such holders would have been entitled to cast if the Convertible Preference Stock had been converted into Common Stock on the record date for the determination of holders entitled to vote.

(b)   Other Voting Rights. So long as any shares of Convertible Preference Stock are issued and outstanding the Corporation will not, without the prior vote (voting separately as one class) or written consent (as provided by the MBCA) of the holders of two-thirds of the Convertible Preference Stock at the time outstanding, permit the taking of the following actions, or take any action that has the effect of:

(i)   altering or changing the rights, preferences or privileges of the Convertible Preference Stock so as to affect adversely the Convertible Preference Stock ;

(ii)   creating any new class of stock having a preference over or parity to the Convertible Preference Stock with respect to voting, the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(iii)   redeeming or purchasing any class of capital stock (exclusive of any securities issued by SEMCO Capital Trust I or SEMCO Capital Trust II) of the Corporation other than as set forth specifically herein;

(iv)   increasing the authorized number of shares of Convertible Preference Stock;

(v)   altering or changing the business of the Corporation or any Subsidiary (as defined in the Securities Purchase Agreement, dated March 19, 2004, by and between the Corporation and the purchasers named therein (the "Purchase Agreement")) in any fundamental respect;

(vi)   resulting in a sale of assets of the Corporation or any subsidiary of the Corporation (excluding the sale of the (A) Alaska Pipeline Company and (B) the Corporation's construction services business to the extent that, in connection with or as a result of the sale, the Corporation does not incur or otherwise assume liabilities or other obligations in excess of the greater of (1) $5,000,000 or (2) ten percent (10%) of the total sale price for such construction services business) with a value exceeding ten percent (10%) of the total assets of the Company as reflected on its most current audited balance sheet reasonably adjusted for any asset disposition or purchase of the Corporation after the date of such audited balance sheet;

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(vii)   resulting in the Corporation entering into transactions with Affiliates of the Corporation that are on terms that are less favorable than are obtainable from any Person which is not an Affiliate; and

(viii)   issuing any additional shares of Convertible Preference Stock other than Dividends authorized pursuant to this Certificate of Designation;

provided, however, that all rights of the holders under this Section 4(b) with respect to voting on actions relating to clauses (v), (vi) and (vii) above shall cease when less than 5,000 shares of Convertible Preference Stock remain issued and outstanding.

In the event holders of at least two-thirds of the then outstanding shares of Convertible Preference Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Convertible Preference Stock, pursuant to this subsection (c), so as to affect the Convertible Preference Stock, then the Corporation will deliver notice of such approved change to the holders of the Convertible Preference Stock that did not agree to such alteration or change (the "Dissenting Holders") and Dissenting Holders shall have the right for a period of thirty (30) days to exercise its conversion right pursuant to the terms of this Certificate of Designation as they exist prior to such alteration or change or continue to hold their shares of Convertible Preference Stock.

(c)   Dividend Restrictions. If at any time the Debt/Total Capitalization Ratio of the Corporation (the "Ratio") is 60% or higher, any increase in the current quarterly dividend rate on the Common Stock, as well as the creation or increase of any dividends on any other stock issued by the Corporation, shall require the approval of all of the directors nominated by the holders of shares of Convertible Preference Stock pursuant to Section 4(b) hereof and at least 80% of the members of the Board of Directors of the Corporation. If at any time the Ratio is below 60%, then the dividend rate on the Common Stock can be increased by a majority vote of the Board of Directors.

5.   Dividends.

(a)   Rate. Each Holder will be entitled to receive out of assets of the Corporation legally available therefor, cumulative dividends ("Dividends") on each share of the Convertible Preference Stock at a rate per annum initially equal to six percent (6.0%) of the Liquidation Preference (the "Dividend Rate", subject to adjustment as set forth in this Section 5(a), Section 10 and Section 11). The Dividend Rate shall remain at six percent (6.0%) per annum for the first three (3) years after the Issue Date (unless adjusted pursuant to Sections 10 or 11 hereof). On the third anniversary of the Issue Date and on each anniversary of the Issue Date thereafter, the Dividend Rate shall be increased by one hundred (100) basis points over the Dividend Rate then in effect; provided, however that the maximum total increase of the Dividend Rate pursuant to this Section 5 shall be four hundred (400) basis points in the aggregate. Such Dividend will be payable quarterly in arrears in accordance with Section 5(b) on each Dividend Payment Date, to the Holders at the close of business on the Record Date immediately preceding the relevant Dividend Payment Date.

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(b)   Payment in Stock. Dividends shall be payable in additional shares of Convertible Preference Stock (including fractional shares) except that the holder of 10,000 or more shares of Convertible Preference Stock shall have the right to elect to have the Dividends payable in shares of Common Stock (including fractional shares). Such election must be made by written notice to the Corporation not less than five days prior to the Dividend Payment Date of such Dividend. To the extent that Dividends are paid in shares of Convertible Preference Stock, such shares shall be valued at $1,000 per share and to the extent that Dividends are paid in shares of Common Stock, such shares shall be valued at the Market Value for the five Trading Days immediately preceding the Dividend Payment Date.

Dividends on the outstanding shares of the Convertible Preference Stock will be cumulative from the most recent Dividend Payment Date or, in the case of the Dividend payable on May 15, 2004 from the Issue Date (each such period, a "Dividend Period"). Dividends shall accrue on a day-to-day basis from and after the Issue Date. Dividends on the Convertible Preference Stock with respect to any period other than a full Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. If a Dividend Payment Date is not a Business Day, payment of Dividends shall be made on the next succeeding Business Day. Holders shall not be entitled to any Dividends on the Convertible Preference Stock in excess of full cumulative Dividends.

Certificates representing the shares of Convertible Preference Stock issuable on payment of any Dividend shall be delivered to each holder entitled to receive such Dividend (in appropriate denominations) on or before the twentieth (20th) day following the Dividend Payment Date for which such Dividend is elected to be paid hereunder. Shares of Convertible Preference Stock issued on payment of any Dividend shall be duly authorized, validly issued and nonassessable and, upon issuance, shall have rights (including without limitation, dividend, voting and redemption rights) and a Liquidation Preference identical to the outstanding shares of Convertible Preference Stock in respect of which they are issued.

(c)   Dividends on Conversion. The Holders at the close of business on the applicable Record Date will be entitled to receive the Dividend on the corresponding Dividend Payment Date, notwithstanding the conversion of the Convertible Preference Stock held on the Record Date subsequent to such Record Date or the Corporation's default in payment of the Dividend due on that Dividend Payment Date. A Holder on a Record Date who (or whose transferee) tenders any shares for conversion on the corresponding Dividend Payment Date will receive the Dividend on such tendered shares of the Convertible Preference Stock on the Dividend Payment Date.

6.   Voluntary Conversion.

(a)   Conversion Price. Each Holder shall have the right, at the Holder's option, exercisable at any time after the Issue Date, to convert, subject to the terms and provisions of this Certificate of Designation, each share of the Convertible Preference Stock into such whole number of shares of Common Stock equal to (1) the Liquidation Preference divided by (2) the Conversion Price.

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(b)   Mechanics of Conversion. The conversion right of a Holder shall be exercised by the Holder by the delivery to the Corporation at any time during usual business hours at the Corporation's principal place of business or the offices of a Transfer Agent of a written notice to the Corporation, in substantially the form set forth in the Notice of Conversion attached hereto, that the Holder elects to convert the number of its shares of the Convertible Preference Stock specified in such notice. If the shares of the Convertible Preference Stock that the Holder wishes to convert are represented by one or more physical certificates, the Holder shall be required to surrender such physical certificate or certificates to the Corporation or the Transfer Agent (properly endorsed or assigned for transfer, if the Corporation shall so require). The shares of Common Stock and cash in lieu of any fractional share due to such Holder surrendering physical certificates shall be delivered to the Holder and each surrendered physical certificate shall be canceled and retired. On the date of receipt by the Corporation or its duly appointed Transfer Agent of notice of conversion of shares of the Convertible Preference Stock (the "Conversion Date"), each converting Holder shall be deemed to be the holder of record of Common Stock issuable upon conversion of such Holder's shares of the Convertible Preference Stock, notwithstanding that the share register of the Corporation shall then be closed or that, if applicable, physical certificates representing such Common Stock shall not then be actually delivered to such Holder. On the Conversion Date, all rights of any Holder with respect to the shares of the Convertible Preference Stock so converted, including the rights, if any, to receive distributions of the Corporation's assets (including, but not limited to, the Accreted Liquidation Preference) or notices from the Corporation, will terminate, except only for the rights of any such Holder to (i) receive physical certificates (if applicable) for the number of whole shares of Common Stock into which such shares of the Convertible Preference Stock have been converted and cash in lieu of any fractional share as provided in Section 6(c), and (ii) exercise the rights to which it is entitled as a holder of Common Stock into which such shares of the Convertible Preference Stock have been converted.

(c)   Fractional Shares. No fractional shares or securities representing fractional shares of Common Stock shall be issued upon any conversion of any shares of the Convertible Preference Stock pursuant to this Certificate of Designation. If more than one share of the Convertible Preference Stock held by the same Holder shall be subject to conversion at one time, the number of full shares of Common Stock issuable upon the conversion thereof shall be computed on the basis of the aggregate Liquidation Preference of all of such shares of the Convertible Preference Stock as of the Conversion Date. If the conversion of any share or shares of the Convertible Preference Stock results in a fraction, an amount equal to such fraction multiplied by the Closing Price will be paid to the Holder.

7.   Adjustments to Conversion Price

(a)   Stock Splits and Combinations. The Conversion Price shall be subject to adjustment as herein provided. In case the Corporation shall at any time:

(i)   pay a dividend (or other distribution) payable in shares of Common Stock on Common Stock;

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(ii)   subdivide the outstanding shares of Common Stock into a larger number of shares;

(iii)   combine the outstanding shares of Common Stock into a smaller number of shares; or

(iv)   pay a dividend or make a distribution to all holders of shares of Common Stock (other than a distribution subject to Section 7(b)) pursuant to a stockholder rights plan, "poison pill" or similar arrangement;

then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the Holder of shares of the Convertible Preference Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such Holder would have owned or would have been entitled to receive upon or by reason of any of the events described above (in addition to any shares of Common Stock resulting solely from the conversion of the Convertible Preference Stock and not from any adjustment thereunder), had such share of the Convertible Preference Stock been converted into shares of Common Stock immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 7(a) shall become effective retroactively (x) in the case of any such dividend or distribution, to the day immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

(b)   Adjustment for Rights, Warrants or Options. In case the Corporation shall issue rights, warrants or options to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Market Value on the record date mentioned below, then the Conversion Price shall be adjusted to a price, computed to the nearest cent, determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights, warrants or options by a fraction, of which

(i)   the numerator shall be (A) the number of shares of Common Stock outstanding on the date of issuance of such rights, warrants or options, immediately prior to such issuance, plus (B) the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Market Value (determined by multiplying such total number of shares by the exercise price of such rights, warrants or options and dividing the product by such Market Value), and of which

(ii)   the denominator shall be (A) the number of shares of Common Stock outstanding on the date of issuance of such rights, warrants or options, immediately prior to such issuance, plus (B) the number of additional shares of Common Stock that are so offered for subscription or purchase.

Such adjustment shall become effective immediately after the record date for the determination of holders entitled to receive such rights, warrants or options.

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(c)   Adjustment for Cash Distribution. In case the Corporation at any time:

(i)   makes a distribution to all holders of shares of its Common Stock consisting exclusively of cash (excluding any cash portion of distributions referred to in Section 7(a) above, or cash distributed upon a merger or consolidation to which Section 7(h) below applies), that, when combined together with (x) all other such all-cash distributions made within the then-preceding 12 months in respect of which no adjustment has been made and (y) any cash and the fair market value of other consideration paid or payable in respect of any tender offer by the Corporation or any of its subsidiaries for shares of Common Stock concluded within the then-preceding 12 months in respect of which no adjustment pursuant to this Section 7 has been made, in the aggregate exceeds 15 percent of the Corporation's market capitalization (defined as the product of the Market Value for the period ending on the record date of such distribution times the number of shares of Common Stock outstanding on such record date) on the record date of such distribution;

(ii)   completes a tender or exchange offer by the Corporation or any of its subsidiaries for shares of Common Stock that involves an aggregate consideration that, together with (A) any cash and other consideration payable in a tender or exchange offer by the Corporation or any of its subsidiaries for shares of Common Stock expiring within the then-preceding 12 months in respect of which no adjustment pursuant to this Section 7 has been made and (B) the aggregate amount of any such all-cash distributions referred to in Section 7(c)(i) to all holders of shares of Common Stock within the then preceding 12 months in respect of which no adjustments have been made, exceeds 15 percent of the Corporation's market capitalization (as defined in Section 7(c)(i)) on the expiration of such tender offer; or

(iii)   distributes to all holders of its Common Stock consisting of evidences of indebtedness, shares of its Capital Stock other than Common Stock or assets (including securities, but excluding those dividends, rights, options, warrants and distributions referred to in Section 7(b) above or this Section 7(c)).

then, and in each such case, the Conversion Price shall be adjusted to a price computed to the nearest cent, determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution or completion of such tender or exchange offer, as the case may be, by a fraction of which

(A)   the numerator shall be such Market Value less the then fair market value (as determined by the Board of Directors of the Corporation whose determination shall be conclusive evidence of such fair market value) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or paid in such tender or exchange offer, applicable to one share of Common Stock (but such numerator shall not be less than one); and of which

(B)   the denominator shall be the Market Value for the period ending on the record date for the determination of shareholders entitled to receive such distribution, or, if such adjustment is made upon the completion of a tender or exchange offer, on the payment date for such offer.

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provided, however, that no adjustment shall be made with respect to any distribution of rights to purchase securities of the Corporation if the Holder would otherwise be entitled to receive such rights upon conversion at any time of shares of the Convertible Preference Stock into shares of Common Stock unless such rights are subsequently redeemed by the Corporation, in which case such redemption shall be treated for purposes of this Section 7(c) as a dividend on the Common Stock. Such adjustment shall be made whenever any such distribution is made or tender or exchange offer is completed, as the case may be, and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of shareholders entitled to receive such distribution.

(d)   Equitable Adjustment by Board of Directors. In the case the Corporation at any time shall take any action affecting its Common Stock (it being understood that the issuance or sale of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock, or any options, warrants or other rights to acquire shares of Common Stock) to any Person at a price per share less than the Conversion Price then in effect shall not be deemed such an action), other than an action described in any of Sections 7(a), 7(b), 7(c) or 7(f), then the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Corporation in good faith determines to be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the Transfer Agent and the Holders along with the Officers' Certificate described in Section 7(e)).

Notwithstanding anything herein to the contrary, no adjustment under this Section 7 need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least one percent of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent of such Conversion Price.

(e)   Reduction in Conversion Price. The Corporation reserves the right to make such reductions in the Conversion Price in addition to those required in the foregoing provisions as it considers advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients. In the event the Corporation elects to make such a reduction in the Conversion Price, the Corporation will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Conversion Price.

(f)   Abandonment of Distribution. If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to shareholders) legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

(g)   Officers' Certificate. Upon any increase or decrease in the Conversion Price pursuant to this Section 7, the Corporation promptly shall deliver to the Transfer Agent and each Holder an Officers' Certificate describing in reasonable detail the event requiring the increase or decrease in the Conversion Price and the method of calculation thereof and specifying the increased or decreased Conversion Price in effect following such adjustment, and attaching and certifying the resolution of the Board of Directors pursuant to Section 7(d)(if applicable).

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(h)   Consolidation or Merger. In the event of any reclassification of outstanding shares of Common Stock, or in the event of any consolidation or merger of the Corporation with or into another Person or, any merger of another Person with or into the Corporation (other than a consolidation or merger in which the Corporation is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock), or in the event of any sale or other disposition to another Person of all or substantially all of the assets of the Corporation (computed on a consolidated basis) (any of the foregoing, a "Transaction"), each share of the Convertible Preference Stock then outstanding shall, without the consent of any Holder, become convertible at any time, at the option of the Holder thereof, only into the kind and amount of securities (of the Corporation or another issuer), cash and other property receivable upon such Transaction by a holder of the number of shares of Common Stock into which such share of the Convertible Preference Stock could have been converted immediately prior to such Transaction, after giving effect to any adjustment event. The provisions of this Section 7(h) and any equivalent thereof in any such securities similarly shall apply to successive Transactions. Notwithstanding the foregoing, in the event of a Change in Control, the Holder of the Convertible Preference Stock has the election provided in Section 9(a).

(i)   Exempted Issuances. Notwithstanding any other provision in Section 7, the foregoing provisions of Section 7 shall not apply to, and no adjustment shall be made to the Conversion Price for:

(i)   shares of Common Stock issuable upon the exercise of options, warrants, or other convertible securities outstanding as of the Closing Date;

(ii)   shares of Common Stock issuable upon conversion of shares of Convertible Preference Stock;

(iii)   shares of Common Stock issuable in bona fide acquisitions and strategic alliance of other companies, divisions or businesses (the primary purpose of which is not to raise equity capital);

(iv)   shares of Common Stock issuable pursuant to the exercise of options issued and outstanding on the Issue Date under the Corporation's stock option and incentive plans;

(v)   shares of Common Stock issuable pursuant to an options issued after the Issue Date under the Corporation's stock option and incentive plans which has been approved by shareholders of the Corporation provided that such issuances do not exceed 15% of the diluted Common Stock outstanding;

(vi)   shares of Common Stock issuable under the Corporation's Dividend Reinvestment Plan, 401(k) Plan, Director Medical Plan and Director Deferred Compensation and Stock Purchase Plan; and

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(vii)   shares of Common Stock issuable upon exercise of the Common Stock Purchase Warrants, dated March 19, 2004, that were issued to the purchasers of the Convertible Preference Stock.

8.   Mandatory Conversion. If at any time on or after the third anniversary of the Issue Date, (i) all of the shares of Common Stock issuable upon conversion of all outstanding shares of Convertible Preference Stock are then (y) authorized and reserved for issuance and (z) eligible to be traded on the NYSE, Nasdaq National Market ("Nasdaq"), the Nasdaq SmallCap Market ("Nasdaq SmallCap") or the American Stock Exchange ("AMEX"), (ii) there is not then a continuing Non-Compliance Event (as defined in Section 10), (iii) the Corporation shall have registered (for re-sale under the Securities Act by the holders of the Convertible Preference Stock) all shares of Common Stock issuable upon conversion of Convertible Preference Stock for which a Holder has delivered (and has not withdrawn) a request for registration of the Common Stock to be issued upon Conversion of the Holder's Convertible Preference Stock pursuant to Sections 2(a) and (c) of the Registration Rights Agreement, dated as of March 19, 2004, by and among the Corporation and the other signatories thereto (the "Registration Rights Agreement") (unless all such shares for which registration was requested may otherwise be resold publicly without restriction), (iv) the Corporation has received Regulatory Approval (as defined in Section 11) and (v) the Common Stock of the Corporation trades for more than 2.0 times the Conversion Price (subject to any adjustment pursuant to Section 7) for 20 consecutive Trading Days, then each shares of Convertible Preference Stock shall be automatically converted into that number of shares of Common Stock equal to the Conversion Price.

To effect the mandatory conversion right described above, the Corporation must issue a press release for publication in the Dow Jones News Service prior to the opening of business on the first Trading Day following any date on which the condition described above is met, announcing such a mandatory conversion. The Corporation shall also give notice by mail or by publication to the holder of Convertible Preference Stock of the mandatory conversion. The conversion date will be a date selected by the Corporation (the "Mandatory Conversion Date") and will be no more than five days after the date on which the Corporation issues the press release described above.

In addition to any information required by applicable law or regulation, the press release and notice of mandatory conversion shall state, as appropriate: (i) the Mandatory Conversion Date; (ii) the number of shares of Common Stock to be issued upon conversion of each shares of Convertible Preference Stock; (iii) the number of shares of Convertible Preference Stock to be converted; and (iv) that Dividends on the Convertible Preference Stock to be converted will cease to accumulate on the Mandatory Conversion Date.

On and after the Mandatory Conversion Date, Dividends will cease to accumulate on the Convertible Preference Stock called for a mandatory conversion and all rights of holders of such Convertible Preference Stock will terminate except for the right to receive the whole shares of Common Stock issuable upon conversion thereof and cash in lieu of any fractional shares of Common Stock.

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9.   Change of Control.

(a)   Election of Holder. If a Change of Control occurs, each Holder shall have the right to require the Corporation to repurchase all or any part of such Holder's shares of the Convertible Preference Stock, out of legally available funds, at the Change of Control Repurchase Price. For shares of the Convertible Preference Stock to be repurchased as provided in this Section 9, a Holder must deliver notice to the Corporation or to the Transfer Agent within 10 days after receipt of the Change of Control Notice (as defined in Section 9(c) below) (the "Repurchase Notice").

(b)   The Change of Control Repurchase Price is a price equal to the higher of (i) the value of the Common Stock into which all shares of Convertible Preference Stock could then be converted into based on the Closing Price for the five Trading Days immediately prior to a Change in Control without regarding to minority or illiquidity discounts and (ii) 200% of the Liquidation Preference. Such election must be made by written notice to the Corporation not less than five days prior to the effective date of a Change in Control.

(c)   Change of Control Notice. Within 10 days following any Change of Control the Corporation shall mail a notice to each Holder, with a copy to the Transfer Agent (the "Change of Control Notice"), stating:

(i)   that a Change of Control has occurred, the date of the Change of Control, and a brief description of the events causing the Change of Control;

(ii)   the date by which the Repurchase Notice must be delivered to the Transfer Agent, which date shall be 10 days after the date of the Change of Control Notice (the "Change of Control Repurchase Date");

(iii)   the procedures for withdrawing a Repurchase Notice;

(iv)   the Change of Control Repurchase Price;

(v)   the name, address, and telephone number of the Transfer Agent; and

(vi)   the instructions and procedures determined by the Corporation that a Holder must follow in order to have its shares of the Convertible Preference Stock repurchased.

(d)   Compliance with Securities Laws. The Corporation shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the Convertible Preference Stock as a result of a Change of Control with respect to the Corporation. To the extent that the provisions of any securities laws or regulations conflict with any of the provisions of this Section 9, the Corporation shall comply with the applicable securities laws and regulations and shall be deemed not to have breached its obligations under this Section 9.

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(e)   Notification to Transfer Agent. On the Change of Control Repurchase Date set forth in the Repurchase Notice, the Corporation will, to the extent lawful, notify the Transfer Agent in writing that the Corporation intends to repurchase all shares of the Convertible Preference Stock properly tendered to the Transfer Agent; and (ii) on the Change of Control Repurchase Date deposit with the Transfer Agent an amount equal to the aggregate Change of Control Repurchase Price of the shares of Convertible Preference Stock so tendered. The Transfer Agent shall promptly mail or deliver to each Holder of shares of the Convertible Preference Stock so tendered the applicable payment for those shares of Convertible Preference Stock, and the Transfer Agent shall promptly countersign and mail or deliver to each Holder certificates representing, or cause to be transferred by book-entry to each Holder, new shares of the Convertible Preference Stock equal in aggregate Liquidation Preference to any unredeemed portion of the shares of the Convertible Preference Stock surrendered, if any. The Corporation shall publicly announce the results of its offer on or as soon as practicable after the Change of Control Repurchase Date for the repurchase of shares of the Convertible Preference Stock in connection with a Change of Control.

(f)   Compliance with Indentures. Notwithstanding the foregoing, the Corporation may not repurchase the Convertible Preference Stock unless such repurchase complies with Section 4.07 (Restricted Payments) of the Indentures dated May 15, 2003 and May 21, 2003 between the Corporation and First Third Bank as Trustee.

10.   Non-Compliance Events.

(a)   If any of the following events (each a "Non-Compliance Event") shall occur:

(i)   The Corporation (a) fails to issue shares of Common Stock to the Holder upon exercise by the Holder of their conversion rights in accordance with the terms of this Certificate of Designation, or (b) fails to fulfill its obligations pursuant to Sections 4(i), 4(m), 4(n) or 4(r) of the Purchase Agreement (or makes any announcement, statement or threat that it does not intend to honor the obligations described in this paragraph), and any such failure under clauses (a) and (b) shall continue uncured (or any announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for twenty (20) days after the Corporation shall have been notified thereof in writing by any holder of Convertible Preference Stock;

(ii)   The Corporation fails to obtain effectiveness with the Securities and Exchange Commission (the "SEC"), of a Registration Statement (as defined in the Registration Rights Agreement) required to be filed pursuant to Section 2(a) of the Registration Rights Agreement, within one hundred eighty (180) days of a request for a Demand Registration, or any such Registration Statement, after its initial effectiveness and during the Registration Period (as defined in the Registration Rights Agreement), lapses in effect or sales of all of the Registrable Securities requested to be registered in such Demand Registration (as defined in the Registration Rights Agreement) otherwise cannot be made thereunder (whether by reason of the Corporation’s failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement or otherwise) for more than thirty (30) consecutive days or more than sixty (60) days in any twelve (12) month period after such Registration Statement becomes effective (other than for an Allowed Delay (as defined in the Registration Rights Agreement));

then, upon the occurrence of the Non-Compliance Event:

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(a)   The Dividend Rate then in effect on the date of the occurrence of the Non-Compliance Event (the "Non-Compliance Date") shall (1) automatically and immediately be increased by two hundred (200) basis points, and (2) the Dividend Rate then in effect will continue to be increased by two hundred (200) basis points for each subsequent fiscal quarter after the Non-Compliance Date (which increase pursuant to each of clause (1) and (2) of this Section 10 will be in addition to any regularly scheduled increase in the Dividend Rate pursuant to Section 5(a) hereof and any increase in the Dividend Rate pursuant to Section 11 hereof, if any), up to a maximum Dividend Rate of eighteen percent (18%)), until (A) no Non-Compliance Event shall continue to exist, (B) the Corporation pays to the holders of the Convertible Preference Stock the Non-Compliance Amount pursuant to Section 10(b), or (C) the holders of at least 50% of the then outstanding shares of Convertible Preference Stock deliver a written notice (the "Waiver Notice") to the Corporation within ten (10) Business Days after receipt of a Redemption Offer (as defined below) rejecting such Redemption Offer and agreeing to reduce the Dividend Rate from and after the Redemption Date (as defined below) specified in the Redemption Notice to such rate that would otherwise be in effect but for the occurrence of the Non-Compliance Event(s) to which such Redemption Notice relates (but the Dividend Rate shall be subject to any other increase under this Certificate of Designation, including without limitation, any increase cause by the occurrence of any Non-Compliance Event other than those to which the relevant Redemption Offer relates).

(b)   The Corporation may elect by written notice (a "Redemption Offer") to the Holders of the Convertible Preference Stock at any time after the occurrence and during the continuance of a Non-Compliance Event to (i) purchase all of the outstanding shares of Convertible Preference Stock from the Holders at the Liquidation Preference, (ii) pay to the Holders an amount equal to the cash value of the Dividend the Holders would have been eligible to receive for the twelve month period following the delivery of the Non-Compliance Event Notice, and (iii) pay to the Holder any fees and expenses incurred by the Holder directly related to the enforcement of its rights pursuant to this Section 10. The Redemption Offer shall set forth the date (the "Redemption Date") on which the Corporation shall effectuate the actions required under clauses (i), (ii) and (iii) of this subsection (b), which date shall be no earlier than fifteen (15) Business Days after the delivery of the Redemption Offer. The aggregate amount payable under clauses (i), (ii) and (iii) above are collectively referred to herein as the "Non-Compliance Amount".

(c)   If (i) the Corporation elects to purchase the Convertible Preference Stock and pay the Non-Compliance Amount, and (ii) a Waiver Notice has not been delivered to the Corporation within ten (10) Business Days after the Holders receipt of the Redemption Offer, the Corporation will promptly notify the Transfer Agent in writing that the Corporation intends to purchase on the Redemption Date all shares of the Convertible Preference Stock properly tendered to the Transfer Agent and will deposit with the Transfer Agent prior to the Redemption Date an amount equal to the aggregate purchase price of the shares of Convertible Preference Stock so tendered. On the Redemption Date, the Transfer Agent shall promptly mail or deliver by wire transfer to each Holder of shares of the Convertible Preference Stock so tendered the applicable payment for those shares of Convertible Preference Stock. The aggregate amount payable under clause (ii) and clause (iii) of Section 10(b) shall be paid by the Corporation directly to the Holders.

{M2077539;8}	13

11.   Public Service Commission.

(a)   Approval of Purchase. The Corporation will obtain from the Regulatory Commission of Alaska (the "Commission") prior to the first anniversary of the Issue Date (the "Regulatory Approval Deadline") any of the following: (i) an unconditional written order by such Commission in the event the Commission opens a docket that both (y) the purchase of the Convertible Preference Stock and Warrants (as defined in the Purchase Agreement) by the Holder pursuant to the Purchase Agreement and (z) the conversion or exercise of the Convertible Preference Stock and Warrants, as applicable ((y) and (z) are referred to herein as the "Holder Transactions"), are not and will not be deemed an "acquisition of controlling interest in a corporation holding a certificate of public convenience and necessity" or any other transaction requiring Commission approval under applicable rules, regulations and statutes of such Commission or the State of Alaska (an "Acquisition of Control Transaction"), (ii) an unconditional written determination from the Commission that its approval is not required for the Holder Transactions, or (iii) if (A) the Holder Transactions are deemed an Acquisition of Control Transaction and (B) the Corporation elects to seek approval for the Acquisition of Control Transaction, an unconditional written order by the Commission approving the Holder Transactions (each of clause (i), (ii) and (iii) shall be deemed a "Regulatory Approval"). If the Corporation is unable to obtain a Regulatory Approval prior to the Regulatory Approval Deadline, (i) the Dividend Rate then in effect on Regulatory Approval Deadline shall automatically and immediately be increased by one hundred (100) basis points (which increase pursuant to this Section 11 will be in addition to any regularly scheduled increase in the Dividend Rate pursuant to Section 5(a) hereof and an increase in the Dividend Rate pursuant to Section 10 hereof, if any) and (ii) the Dividend Rate then in effect thereafter will increase by one hundred (100) basis points for each subsequent fiscal quarter after the Regulatory Approval Deadline (up to a maximum Dividend Rate of twelve percent (12%) solely due to any increase in the Dividend Rate pursuant to this Section 11) (which increase pursuant to this Section 11 will be in addition to any regularly scheduled increase in the Dividend Rate pursuant to Section 5(a) hereof and an increase in the Dividend Rate pursuant to Section 10 hereof, if any) until the Corporation either (A) obtains the Regulatory Approval or (B) elects to repurchase the Convertible Preference Stock pursuant to an Optional Approval Redemption (as defined below). If the Corporation is unable to obtain a Regulatory Approval prior to the Regulatory Approval Deadline, the Corporation shall have the right to (A) purchase all of the outstanding shares of Convertible Preference Stock from the Holder at the Liquidation Preference, (B) pay to the Holder an amount equal to the cash value of the Dividend the Holder would have been eligible to receive for the twelve month period following the Regulatory Approval Deadline and (C) pay to the Holder any fees and expenses incurred by the Holder directly related to the enforcement of its rights pursuant to this Section 11 ((A), (B) and (C) shall be collectively referred to herein as the "Optional Approval Redemption"). Any amounts owed under clauses (B) and (C) above shall be paid directly by the Corporation to the Holder.

(b)   Notification to Transfer Agent. If the Corporation elects to purchase the Convertible Preference Stock pursuant to an Optional Approval Redemption, the Corporation will promptly notify the Transfer Agent in writing that the Corporation intends to purchase all shares of the Convertible Preference Stock properly tendered to the Transfer Agent and will deposit with the Transfer Agent an amount equal to the aggregate purchase price of the shares of Convertible Preference Stock so tendered. The Transfer Agent shall promptly mail or deliver to each Holder of shares of the Convertible Preference Stock so tendered the applicable payment for those shares of Convertible Preference Stock.

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12.   Reports.

The Corporation agrees to send the following reports to each Holder until such Holder transfers, assigns, or sells all of all of its Convertible Preference Stock: (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K; (ii) within one (1) day after release, copies of all press releases issued by the Corporation or any of its subsidiaries; and (iii) contemporaneously with the making available or giving to the shareholders of the Corporation, copies of any notices or other information the Corporation makes available or gives to such shareholders.

13.   Other Provisions.

(a)   Notices. With respect to any notice to a Holder required to be provided hereunder, such notice shall be mailed to the registered address of such Holder, and neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any mandatory conversion, distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, winding-up or other action, or the vote upon any action with respect to which the Holders are entitled to vote. All notice periods referred to herein shall commence on the date of the mailing of the applicable notice. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.

(b)   Fractional Shares of Convertible Preferred Stock. The shares of the Convertible Preference Stock shall be issuable, convertible and redeemable in fractional amounts using decimals rounded up to the nearest hundredth.

(c)   Adjustment to Liquidation Preference and Dividend Rate. The Liquidation Preference and the annual Dividend Rate set forth in Section 5(a) shall be subject to adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving shares of the Convertible Preference Stock. Such adjustments shall be made in such manner and at such time as the Board of Directors of the Corporation in good faith determines to be equitable in the circumstances, any such determination to be evidenced in a resolution. Upon any such equitable adjustment, the Corporation shall promptly deliver to the Transfer Agent and each Holder an Officers' Certificate attaching and certifying the resolution of the Board of Directors, describing in reasonable detail the event requiring the adjustment and the method of calculation thereof and specifying the increased or decreased Liquidation Preference or annual Dividend Rate in effect following such adjustment.

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(d)   Cancellation of Shares of Convertible Preference Stock. Shares of the Convertible Preference Stock issued and reacquired shall be retired and canceled promptly after reacquisition thereof and, upon compliance with the applicable requirements of Michigan law, have the status of authorized but unissued shares of Preference Stock of the Corporation undesignated as to series and may with any and all other authorized but unissued shares of Preference Stock of the Corporation be designated or redesignated and issued or reissued, as the case may be, as part of any series of Preference Stock of the Corporation, except that any issuance or reissuance of shares of the Convertible Preference Stock must be in compliance with this Certificate of Designation.

(e)   Reservation of Shares. The Corporation covenants that it shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock, for the purpose of effecting conversion of shares of the Convertible Preference Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of the Convertible Preference Stock not theretofore converted. For purposes of this Section 13(e), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of the Convertible Preference Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder. The Corporation shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of the Convertible Preference Stock not theretofore converted.

(f)   Shares Validly Issued. The Corporation covenants that any shares of Common Stock issued upon conversion of or in payment of any Dividend on shares of the Convertible Preference Stock shall be validly issued, fully paid and nonassessable.

(g)   Headings. The headings of the various sections and subsections of this Certificate of Designation are for convenience of reference only and shall not affect the interpretation of any of the provisions of this Certificate of Designation.

(h)   Interpretation. Whenever possible, each provision of this Certificate of Designation shall be interpreted in a manner as to be effective and valid under applicable law and public policy. If any provision set forth herein is held to be invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions of this Certificate of Designation. No provision herein set forth shall be deemed dependent upon any other provision unless so expressed herein. If a court of competent jurisdiction should determine that a provision of this Certificate of Designation would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

(i)   Pre-Emptive Rights. The Holders of the Convertible Preference Stock shall have the pre-emptive rights that are set forth in Section 4(e) of the Purchase Agreement.

(j)   No Other Rights. Except as may otherwise be required by law, the shares of the Convertible Preference Stock shall not have any powers, designations, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designation or the Articles of Incorporation.

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(k)   Remedies. The Corporation acknowledges that a breach by it of its obligations under this Certificate of Designation will cause irreparable harm to each holder of Convertible Preference Stock by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Corporation acknowledges that the remedy at law for a breach of its obligations under this Certificate of Designation will be inadequate and agrees, in the event of a breach or threatened breach by the Corporation of the provisions of this Certificate of Designation, that each holder of Convertible Preference Stock shall be entitled, in addition to all other available remedies in law or in equity, to any injunction or injunctions to prevent or cure any breaches of the provisions of this Certificate of Designation and to enforce specifically the terms and provisions of this Certificate of Designation, without the necessity of showing economic loss and without any bond or other security being required.

14.   Definitions. As used herein, in addition to those terms otherwise defined herein, the following terms shall have the following meanings:
  "Affiliate" of any Person means any Person which, directly or indirectly, controls or is controlled by or is under common control with such Person and any officer or director of such Person.
  "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to close.
  "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock or partnership interests and any and all warrants, options and rights with respect thereto (whether or not currently exercisable), including each class of common stock and preferred or preference stock of such Person.
  "Change of Control" shall mean any of the following events:
(a)   any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), acquires the beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, through a purchase, merger or other acquisition transaction, of 50 percent or more of the total voting power of the Corporation's total outstanding Common Stock other than an acquisition by the Corporation, any of its subsidiaries or any of its employee benefit plans;

(b)   the Corporation consolidates with, or merges with or into, another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with or merges with or into the Corporation other than:

{M2077539;8}	17

(i)   any transaction (1) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Corporation's Common Stock and (2) pursuant to which holders of the Corporation's Common Stock immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50 percent or more of the total voting power of all shares of the Corporation's Common Stock entitled to vote generally in the election of directors of the continuing or surviving person immediately after the transaction; and

(ii)   any merger solely for the purpose of changing the Corporation's jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity;

(c)   during any consecutive two-year period, individuals who at the beginning of that two-year period constituted the Corporation's Board of Directors (together with any new directors whose election to such Board of Directors, or whose nomination for election by the Corporation's shareholders, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority the Corporation's Board of Directors then in office.
  "Closing Date" shall mean March 19, 2004.
  "Closing Price," as of any date, means the last sale price of the Common Stock on the NYSE as reported by Bloomberg Financial Markets or an equivalent reliable reporting service mutually acceptable to and hereafter designated by the holders of a majority in interest of the shares of Convertible Preference Stock and the Corporation ("Bloomberg") or, if the NYSE is not the principal trading market for such security, the last sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last sale price of such security in the over the counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last sale price of such security is available in the over the counter market on the electronic bulletin board for such security or in any of the foregoing manners, the average of the bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Price cannot be calculated for such security on such date in the manner provided above, the Closing Price shall be the fair market value as mutually determined by the Corporation and the holders of a majority in interest of shares of Convertible Preference Stock for which the calculation of the Closing Price is required.
  "Common Stock" shall mean the common stock of the Corporation, or any other class of stock resulting from successive changes or reclassification of such common stock as a result of a subdivision, combination, or merger, consolidation or similar transaction in which the Corporation is a constituent corporation.
  "Conversion Price" shall mean, initially, $6.6257 per share of Common Stock, subject to adjustment from time to time as set forth in Section 7.

{M2077539;8}	18

  "Debt" shall mean all indebtedness for borrowed money (other than Trust Preferred Securities issued by SEMCO Capital Trust I or SEMCO Capital Trust II) having a final maturity of more than one year from the date of origin thereof provided that any indebtedness which when issued constitutes a current liability shall not be included as Debt.
  "Dividend Payment Date" shall mean May 15, August 15, November 15 and February 15 of each year, commencing May 15, 2004, or, if any such day is not a Business Day, the next succeeding Business Day.
  "Dividend Period" shall have the meaning specified in Section 5(b).
  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
  "Holder" shall mean a holder of record of an outstanding share or shares of the Convertible Preference Stock.
  "Issue Date" shall mean the original date of issuance of shares of the Convertible Preference Stock.
  "Junior Stock" shall mean the Common Stock, the preference stock and any other class or series of equity securities of the Corporation whether presently existing or hereafter authorized.
  "Liquidation Preference" shall mean, with respect to each share of the Convertible Preference Stock, $1,000 plus the value of any accrued, unissued and unpaid Dividends on such share of Convertible Preference Stock (subject to equitable adjustment from time to time pursuant to Section 14(c)).
  "Market Value" shall mean the average Closing Price of a share of the Common Stock for a five consecutive Trading Day period prior to the date of determination.
  "NYSE" shall mean the New York Stock Exchange, Inc.
  "Officers' Certificate" shall mean a certificate signed by two duly authorized officers of the Corporation.
  "Person" shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.
  "Record Date" shall mean, with respect to a Dividend Payment Date, the date designated by the Board of Directors with respect to entitlement to a Dividend payment.

19

  "SEC" shall mean the Securities and Exchange Commission.
  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
  "Total Capitalization" shall mean the sum of all Debt then outstanding plus stockholders' capital and surplus determined in accordance with generally accepted accounting principles.
  "Trading Day" shall mean any day on which the Common Stock is traded for any period on the NYSE (or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation).
  "Transfer Agent" shall mean the Corporation's duly appointed transfer agent for the Convertible Preference Stock and if no appointment has been made, the Corporation shall serve as Transfer Agent for the Convertible Preference Stock.

{M2077539;8}	20

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation this 19 day of March, 2004.

SEMCO ENERGY, INC.

By: SEE ATTACHED
Name:
Title:

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COMPLETE ONLY ONE OF THE FOLLOWING:
4.  (For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.)

The foregoing amendment to the Articles of Incorporation were duly adopted on the ___ day of ________, 2000, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this _____ day of _______________, 19

________________________________________________________________    __________________________________________________________________
                (Signature)                                               (Signature)

________________________________________________________________    __________________________________________________________________
            (Type or Print Name)                                            (Type or Print Name)

________________________________________________________________    __________________________________________________________________
                (Signature)                                               (Signature)

________________________________________________________________    __________________________________________________________________
            (Type or Print Name)                                            (Type or Print Name)

5.  (For profit and nonprofit corporations whose Articles state the corporation is organized on a stock or on a membership basis.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the 19th day of March 2004 at a meeting the necessary votes were cast in favor of the amendment.

   by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation.  Written notice to the shareholders or members who have not consented in writing has been given.  (Note:  Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

   by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation , or Section 407(2) of the Act if a profit corporation.

   by the board of a profit corporation pursuant to section 611(2).

Profit Corporations Signed this 19 day of March, 2004 By John E. Schneider (Signature of an authorized officer or agent) John E. Schneider, Senior Vice President (Type or Print Name)

 Nonprofit Corporations

Signed this _____ day of ___________.

By________________________________________________________________

        (Signature of President, Vice-President, Chairperson or Vice-Chairperson)

__________________________________________________________________

 (Type or Print Name)                                                          (Type or Print Title)

NOTICE OF CONVERSION

(To be Executed by the Registered Holder
in order to Convert the 6% Series B Convertible Preference Stock)

The undersigned hereby irrevocably elects to convert ______ shares of 6% Series B Convertible Preference Stock, represented by stock certificate No(s). __________ (the “Preferred Stock Certificates”) into shares of common stock (“Common Stock”) of SEMCO Energy, Inc., a Michigan corporation (the “Corporation”) according to the conditions of the Certificate of Designation of the 6% Series B Convertible Preference Stock, as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned hereby irrevocably elects to convert ___________ shares of 6% Series B Convertible Preference Stock of at the applicable conversion price set forth below.

The undersigned hereby requests that the Corporation issue a certificate or certificates for the number of shares of Common Stock set forth above (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name: ______________________________
Address:_____________________________

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the 6% Series B Convertible Preference Stock shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act.

Date of Conversion:__________________________________
Conversion Price:______________________

Signature:____________________________________
Name:____________________________
Address:_____________________________________

*   The Corporation is not required to issue shares of Common Stock until the original 6% Series B Convertible Preference Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted is received by the Corporation or its Transfer Agent.

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